     As filed with the Securities and Exchange Commission on March 30, 2005
                                         Registration Statement No. 333-________



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM S-3
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                               EVANS BANCORP, INC.
             (Exact name of Registrant as Specified in its Charter)

                                    NEW YORK
         (State or other Jurisdiction of Incorporation or Organization)

                                   16-1332767
                        (IRS Employer Identification No.)

                             14-16 NORTH MAIN STREET
                             ANGOLA, NEW YORK 14006
                                 (716) 926-2000
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

               JAMES TILLEY                            WITH A COPY TO:
  PRESIDENT AND CHIEF EXECUTIVE OFFICER             THOMAS E. WILLETT, ESQ.
            EVANS BANCORP, INC.                       HARRIS BEACH PLLC
          14-16 NORTH MAIN STREET                      99 GARNSEY ROAD
          ANGOLA, NEW YORK 14006                  PITTSFORD, NEW YORK 14534
               (716) 926-2000                          (585) 419-8800

            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


 Title of Each Class of                          Proposed Maximum          Proposed Maximum            Amount of
       Securities            Amount to be         Offering Price               Aggregate              Registration
    to be Registered       Registered(1)(2)        Per Share(3)            Offering Price(3)              Fee
    ----------------       ----------------        ------------            -----------------              ---

 Common Stock, $.50 par        100,000                $24.50                   $2,450,000               $288.37
         value

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of shares of the Registrant's Common Stock as may be issued as a result of adjustments by reason of any stock split, stock dividend or similar transaction.

(2) Does not include 50,000 shares of the Registrant's Common Stock previously registered under the Registrant's Registration Statement on Form S-3 (Registration No. 333-34347) (the "Initial Registration Statement"). A registration fee of $484.00 was previously paid with respect to the shares covered by the Initial Registration Statement. See Explanatory Note below.

(3) In accordance with Rule 457(c) under the Securities Act, calculated on the basis of the average of the high and low sales prices of the Registrant's Common Stock as reported on the Nasdaq National Market System on March 24, 2005.

                                EXPLANATORY NOTE

This Registration Statement relates to the registration of an additional 100,000 shares of the Registrant's Common Stock, par value $.50 per share, to be offered under the Registrant's Dividend Reinvestment Plan (the "Plan"), with respect to which a Registration Statement on Form S-3 (Registration No. 333-34347) (the "Initial Registration Statement") covering an aggregate of 72,352 shares is currently effective. Pursuant to Rule 416 under the Securities Act, the number of shares of the Registrant's Common Stock deemed registered under the Initial Registration Statement reflects adjustments for a 5-for-4 stock split on the Registrant's Common Stock effective June 12, 2001, and three 5% stock dividends on the Registrant's Common Stock declared by the Registrant's Board of Directors and paid on January 29, 2003, December 1, 2003 and December 30, 2004. Pursuant to Rule 429 under the Securities Act, the Prospectus contained in this Registration Statement shall constitute a combined Prospectus and shall also relate to the Initial Registration Statement.

                                   PROSPECTUS

                               EVANS BANCORP, INC.



                         100,000 SHARES OF COMMON STOCK
                            PAR VALUE $.50 PER SHARE

                           DIVIDEND REINVESTMENT PLAN

This prospectus relates to up to an aggregate of 100,000 shares (subject to adjustment to reflect changes in capitalization) of common stock, par value $.50 per share, of Evans Bancorp, Inc., or "Evans Bancorp", that may be offered after the date hereof in connection with our Dividend Reinvestment Plan, or the "Plan". The Plan provides each holder of record of our common stock with a simple and convenient opportunity to reinvest automatically the cash dividends they receive on shares of our common stock by purchasing additional shares of common stock.

The price paid for shares of common stock will be calculated as described herein (see Question 12 under "THE PLAN" below for more information). Our common stock is listed on the Nasdaq National Market System, or "Nasdaq", under the trading symbol "EVBN". On March 24, 2005, the last reported sale price of our common stock as reported on Nasdaq was $24.50.

Stockholders who wish to enroll in the Plan should complete an Enrollment Authorization form and forward it to Computershare Investor Services LLC, administrator of the Plan, or the "Agent" (see Question 6 under "THE PLAN" below for more information).

This Prospectus contains important details concerning the Plan. You should retain a copy of this Prospectus for future reference.

Stockholders who do not wish to participate in the Plan will continue to receive cash dividends, when and as declared, in the usual manner.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY OF EVANS BANCORP AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER FEDERAL OR STATE GOVERNMENT AGENCY.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES RISKS. SEE THE DISCUSSION OF RISK FACTORS BEGINNING ON PAGE 1 OF THIS PROSPECTUS.

                  The date of this Prospectus is March 30, 2005

                      INFORMATION ABOUT EVANS BANCORP, INC.

Evans Bancorp, Inc. is a financial holding company. Our business is primarily owning, supervising and controlling our banking and insurance agency subsidiaries. We are the parent company of Evans National Bank, ENB Associates Inc., Evans National Leasing, Inc., Evans National Holding Corp., Evans National Financial Services, Inc., ENB Insurance Agency, Inc., and Frontier Claims Services, Inc., all of which are wholly-owned subsidiaries. We also own two special purpose entities, Evans Capital Trust I and ENB Employers Insurance Trust. Evans National Bank provides commercial banking services to its local market areas in Western New York State. ENB Insurance Agency, Inc. offers property and casualty insurance to individuals and businesses in Western New York State.

         Corporate Headquarters:       Evans Bancorp, Inc.
                                       14-16 North Main Street
                                       Angola, New York 14006
                                       Main telephone number:  (716) 926-2000

         Web Site:                     www.evansbancorp.com (information on our
                                       website does not constitute part of this Prospectus)

         Stock Listing:                Our common stock is listed on Nasdaq
                                       under the symbol "EVBN"

                                  RISK FACTORS

The Plan is solely intended to provide a useful service to current holders of our common stock. We are not recommending that you buy or sell shares of our common stock. You should participate in the Plan only after you have independently researched your investment decision, and have considered, among others, the following investment considerations:

Our future results of operation are uncertain.

Commercial banking is affected, directly and indirectly, by local, domestic, and international economic and political conditions, and by government monetary and fiscal policies. Conditions such as inflation, recession, unemployment, volatile interest rates, tight money supply, scarce natural resources, real estate values, international conflicts and other factors beyond the control Evans Bancorp may adversely affect our potential profitability. Evans Bancorp management does not expect any one particular factor to materially affect our results of operations. A downward trend in several areas, however, including real estate, construction and consumer spending, could have an adverse impact on our ability to maintain or increase profitability. There can be no assurance that Evans Bancorp will be able to continue its current growth rates.

There is a limited trading market for our common stock.

Although the shares of our common stock are listed on Nasdaq, our common stock is not widely traded and is not expected to be widely traded in the near future. There can be no assurance that the common stock will trade at prices at or above the applicable price per share on each dividend payment date. An inactive or illiquid trading market may have an adverse impact on the market price of the common stock. Moreover, price fluctuations in the common stock may not necessarily be dependent upon or reflective of the performance of Evans Bancorp.

We face significant competition.

Evans Bancorp faces significant competition from many other banks, savings institutions, and other financial institutions which have branch offices or otherwise operate in our market area, as well as insurance agencies and many other companies now offering a variety of financial services. Many of these competitors have substantially greater financial resources than Evans Bancorp, including a larger capital base which allows them to attract customers seeking larger loans than Evans National Bank is able to make. There can be no assurance that we will continue to compete successfully in our market area.

We may in the future issue additional shares of common stock.

The Board of Directors of Evans Bancorp will continue to have authority to issue additional shares of common stock from time to time. Any future issuances of common stock may result in dilution of the value of the shares you acquire pursuant to the Plan.

Our charter documents contain certain anti-takeover provisions.

Evans Bancorp's Certificate of Incorporation and By-Laws and the New York Business Corporation Law contain certain provisions which may hinder or discourage a non-negotiated merger, tender offer or a proxy contest for control of Evans Bancorp, the assumption of control of Evans Bancorp by a holder of a large block of common stock, or the removal of our management, even if such transactions might be generally favorable to the interests of some stockholders.

We are subject to Federal and state government regulation.

The operations of Evans Bancorp and its subsidiaries are heavily regulated and will be affected by present and future legislation and by the policies established from time to time by various federal and state regulatory authorities. In particular, the monetary policies of the Federal Reserve Board have had a significant effect on the operating results of banks in the past and are expected to continue to do so in the future. We cannot predict the nature or extent of, or the effect on our business or earnings of, monetary policies, economic controls, or new Federal or state regulations.

Our management has discretion in the allocation of proceeds of this offering.

Evans Bancorp intends to use the net proceeds from the sale of the shares of common stock pursuant to the Plan for general corporate purposes to support the growth and expansion of Evans Bancorp and its subsidiaries. Our management, however, has discretion in determining the actual manner in which the net proceeds will be applied. The precise use, amounts and timing of the application of proceeds will depend upon, among other things, the funding requirements of our subsidiaries, the availability of other funds, and the existence of business opportunities. See "USE OF PROCEEDS" below for more information.

We may discontinue paying dividends in the future.

A substantial portion of our revenue and operating income is generated by our operating subsidiaries. Accordingly, we are dependent on the earnings and cash flows of, and dividends and distributions or advances from, our subsidiaries to provide the funds necessary to meet our obligations. Our ability to pay dividends is materially dependent on the earnings of our operating subsidiaries. The amount of future dividends is at the discretion of our Board of Directors and principally depends upon our earnings, financial condition, the capital requirements of our operating subsidiaries and other factors. There can be no assurance that we will continue to pay dividends on shares of our common stock, and if paid, the timing and amount of such dividends.

Changes in interest rates could make us less profitable.

Our profitability is dependent to a large extent on our net interest income. Net interest income is the difference between interest income on interest-earning assets and interest expense on interest-bearing liabilities. Like most financial institutions, we are affected by changes in general interest rate levels, which are currently at low levels, and by other economic factors beyond our control. In addition, interest rate risks can result from mismatches between the dollar amount of repricing or maturing assets and liabilities and is measured in terms of the ratio of the interest rate sensitivity gap to total assets. Although our management believes it has implemented strategies to reduce the potential effects of changes in interest rates on our results of operations, any substantial and prolonged change in market interest rates could adversely affect our operating results.

Our allowance for loan losses may prove to be insufficient to absorb potential losses in our loan portfolio.

Lending money is a substantial part of our business. However, every loan we make carries a certain risk of non-payment. We cannot assure you that our allowance for loan losses will be sufficient to absorb actual loan losses. We also cannot assure you that we will not experience significant losses in our loan portfolios that may require significant increases to the allowance for loan losses in the future. Although we evaluate every loan that we make against our underwriting criteria, we may experience losses by reasons of factors beyond our control. Some of these factors include changes in market conditions affecting the value of real estate and unexpected problems affecting the creditworthiness of our borrowers.

Changes in real estate values may adversely impact our loans that are secured by real estate.

A significant portion of our loan portfolio consists of residential and commercial mortgages secured by real estate. These properties are concentrated in Western New York. Real estate values and real estate markets generally are affected by, among other things, changes in national, regional or local economic conditions, fluctuations in interest rates and the availability of loans to potential purchasers, changes in the tax laws and other governmental statutes, regulations and policies, and acts of nature. If real estate prices decline, particularly in Western New York, the value of the real estate collateral securing our loans could be reduced. This reduction in the value of the collateral could increase the number of non-performing loans and could have a material negative impact on our financial performance.

                                    THE PLAN

The following is a question and answer statement of the provisions of the Plan as in effect for cash dividends paid to holders of record of our common stock on and after August 1, 1997. Those holders of Evans Bancorp common stock who do not wish to participate in the Plan will receive cash dividends, when and as declared, in the usual manner.

1.       WHAT IS THE PURPOSE OF THE PLAN?

         The purpose of the Plan is to provide record holders of our common stock with a simple and convenient method of investing cash dividends on our common stock in additional shares of common stock without payment of any brokerage commission or service charge. To the extent shares are purchased directly from Evans Bancorp, and not in market transactions, we will receive the net proceeds from those purchases, and will use the net proceeds as described under "USE OF PROCEEDS" below.

2.       WHAT OPTIONS ARE AVAILABLE TO PARTICIPANTS IN THE PLAN?

         As a participant in the Plan, you may choose Full Dividend Reinvestment or Partial Dividend Reinvestment.

         (a) Full Dividend Reinvestment directs Evans Bancorp to invest, in accordance with the Plan, all of your cash dividends on all of the shares of common stock currently or subsequently registered in your name, as well as on the shares credited to your Plan account.

         (b) Partial Dividend Reinvestment directs Evans Bancorp to invest, in accordance with the Plan, the cash dividends on the number of shares (not more than the total registered in your name) of common stock indicated in the appropriate space on your Enrollment Authorization Form, as well as on all the shares credited from time to time to your Plan account.

3.       WHAT ARE THE ADVANTAGES OF THE PLAN?

         (a) You will not pay any brokerage commission or service charge in connection with your purchases under the Plan.

         (b) The funds of stockholders of record will be fully invested because the Plan permits fractions of shares to be credited to the accounts of stockholders of record. Dividends on such fractions, as well as on whole shares, will be reinvested in additional shares of common stock, and such additional shares will be credited to your account.

         (c) You will avoid the need for safekeeping of stock certificates for shares credited to your account under the Plan. In addition, you may deposit certificates you currently hold in your name with the Agent for safekeeping. See Question 20 below for more detailed information.

         (d) Regular periodic statements reflecting all year-to-date activity in your account, including purchases and withdrawals of shares and latest account balance, will simplify your recordkeeping. These statements will generally be issued following dividend payment dates.

4.       WHO ADMINISTERS THE PLAN FOR PARTICIPANTS?

         The Agent, Computershare Investor Services, LLC, will administer the Plan, keep records, send statements of account to each participant, and perform other duties related to the Plan. Shares purchased for you under the Plan will be held for you in safekeeping by or through the Agent, and will be reflected on your account statement, until you terminate your participation in the Plan or request in writing that the Agent issue certificates for whole shares credited to your Plan account. The Agent also acts as transfer agent and registrar for our common stock.

         We may adopt additional rules and regulations from time to time to facilitate the administration of the Plan.

5.       WHO IS ELIGIBLE TO PARTICIPATE?

         If you are a stockholder of record of shares of our common stock, you are eligible to participate in the Plan. There is no requirement to hold a minimum number of shares of common stock in order to participate.

         A beneficial owner whose shares are registered in a name other than his or her own (for example, in the name of a broker or bank nominee) must either become a stockholder of record by having such shares transferred into his or her own name or make arrangements with his or her broker or bank to participate on his or her behalf. A broker or nominee may participate in the Plan on behalf of beneficial owners by signing and returning the Enrollment Authorization Form.

         The opportunity of a holder of common stock to participate in the Plan is not transferable to another person apart from a transfer of his or her common stock.

         You will not be eligible to participate in the Plan if you reside in a jurisdiction in which Evans Bancorp has been advised by counsel that it may be unlawful for Evans Bancorp to offer or sell to you common stock issued pursuant to the Plan.

6.       HOW DOES AN ELIGIBLE STOCKHOLDER PARTICIPATE?

         As a stockholder of record of our common stock, you may join the Plan by obtaining and completing an Enrollment Authorization Form and returning it to the Agent. If the shares are registered in more than one name (i.e., joint tenants, trustees, etc.), all registered holders must sign. On the Enrollment Authorization Form, you must designate whether you want the "Full Dividend Reinvestment" or "Partial Dividend Reinvestment" option.

         You may obtain an Enrollment Authorization Form by contacting the Agent at the address or telephone number listed below under "IF YOU HAVE QUESTIONS CONCERNING THE PLAN", or by visiting the Agent's website at http://www.computershare.com.

7.       WHEN MAY AN ELIGIBLE STOCKHOLDER JOIN THE PLAN?

         As an eligible stockholder, you may join the Plan at any time. You will remain a participant in the Plan until you withdraw all shares of common stock credited to your Plan account and either (a) elect to discontinue the reinvestment of dividends or (b) sell or otherwise dispose of all the shares of common stock held in your own name.

         If a signed Enrollment Authorization Form is received by the Agent not later than 5 business days prior to the record date for the next dividend payment, reinvestment of your dividends will begin with the next dividend payment. If the Enrollment Authorization Form is received after such date, reinvestment of your dividends will begin with the second succeeding dividend payment. Dividend payment dates for the common stock ordinarily will be in April and October of each year and corresponding record dates usually will precede dividend payment dates by about three to four weeks.

         Stockholders are cautioned that the Plan does not represent a change in our dividend policy or a guarantee of future dividends, which will continue to depend upon Evans Bancorp's earnings, financial requirements and other factors.

8.       HOW MAY A PARTICIPANT CHANGE OPTIONS UNDER THE PLAN?

         You may change your investment option at any time by requesting a new Enrollment Authorization Form and returning it to the Agent or by other written notice to the Agent. The Enrollment Authorization Form or other written notice must be signed by all of the registered holders on the account.

9. ARE STOCKHOLDERS ENROLLED IN THE PLAN REQUIRED TO SEND IN A NEW ENROLLMENT AUTHORIZATION FORM ANNUALLY?

         No. Once enrolled in the Plan, you will continue to be enrolled without further action on your part, unless you give notice to the Agent in writing that you wish to terminate participation in the Plan.

10.      HOW WILL SHARES OF COMMON STOCK BE PURCHASED UNDER THE PLAN?

         Evans Bancorp may, at its sole discretion, direct either the original issuance of authorized but unissued shares or treasury shares or the purchase of shares in transactions on any securities exchange where such shares are traded, in the over-the-counter market or by negotiated transactions, or a combination of original issuances and market transactions. Market transactions may be on such terms as the Agent may determine. We will not receive any proceeds from market transactions.

11.      WHEN WILL SHARES OF COMMON STOCK BE PURCHASED UNDER THE PLAN?

         Purchases from Evans Bancorp of original issue shares or treasury shares will be made no later than 30 days after the relevant Investment Date (as defined in the next paragraph). Purchases through market transactions may occur on any date or dates commencing with the relevant Investment Date and ending no later than 30 days from the relevant Investment Date except where completion at a later date is necessary or advisable, in the opinion of Evans Bancorp, under any applicable federal securities laws (the "purchase period"). Shares purchased will be allocated and credited to participants' accounts as of the date purchases have been completed for the purchase period by the Agent. For the purpose of making purchases, the Agent will commingle each participant's funds with those of all other participants.

         An "Investment Date" is the dividend payment date. Evans Bancorp's decision whether to issue new shares or treasury shares of common stock or to direct the Agent to purchase shares in market transactions will be made no later than 30 days after the relevant Investment Date.

12.      WHAT WILL BE THE PRICE OF SHARES OF COMMON STOCK PURCHASED UNDER THE
         PLAN?

         In the case of original issue shares or treasury shares purchased from Evans Bancorp, the purchase price will be:

         (a) if the shares of common stock are listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the shares, the average of the closing or last prices of the shares on the Composite Tape or other comparable reporting system for the 10 consecutive trading days immediately preceding the Investment Date;

         (b) if the shares of common stock are traded on the over-the-counter market, but sales prices are not regularly reported for the shares for the 10 days referred to in paragraph (a) above, and if bid and asked prices for the shares are regularly reported, the average of the mean between the bid and the asked price for the shares at the close of trading in the over-the-counter market for such 10 days; and

         (c) if the shares of common stock are neither listed on a national securities exchange nor traded on the over-the-counter market, such value as Evans Bancorp's Board of Directors, in good faith, shall determine on the Investment Date.

         In the case of market transactions, the price will be the weighted average purchase price of those shares purchased for the relevant Investment Date.

         In the case where shares are purchased in a combination of original issuances and market transactions, the applicable purchase price of all shares will be the weighted average purchase price of all shares purchased in market transactions for the relevant Investment Date.

13.      HOW MANY SHARES WILL BE PURCHASED FOR PARTICIPANTS?

         The number of shares purchased for you depends on the amount of your dividends and the purchase price per share on the relevant Investment Date. Your account will be credited with that number of shares, including fractions of shares, equal to the total amount to be invested divided by the applicable purchase price per share. Fractional shares will be calculated to at least three decimal places.

14.      WHAT ARE THE COSTS OF PARTICIPATION IN THE PLAN?

         A participant will incur no brokerage commissions or service charges for purchases made under the Plan. See Questions 15 and 16 below for additional tax-related information. All costs of administration of the Plan and brokerage commissions or service charges incurred in connection with the purchase of shares will be paid by Evans Bancorp. We reserve the right to establish service charges in connection with the Plan in the future. You will be notified prior to any such charges becoming effective. See Question 24 below for costs which will be incurred if you request that the Agent sell shares deposited in your account under the Plan.

15.      WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE
         PLAN?

         Based on the current position of the Internal Revenue Service, when stock is acquired directly from Evans Bancorp, the holder who reinvests dividends under the Plan will be treated as receiving a taxable dividend on the Investment Date in an amount equal to the fair market value of the shares of common stock purchased for the participant's account (rather than the amount of cash dividend otherwise payable to the participant). "Fair market value" is defined for this purpose as the purchase price as described in Question 12 above. A participant's tax basis for shares purchased from Evans Bancorp will be equal to the amount of dividend income recognized for Federal income tax purposes. The participant's holding period for the shares will commence on the day after the Investment Date.

         Although the Internal Revenue Service has not ruled on the tax aspects of a plan pursuant to which a company elects to purchase shares in market transactions, it is our view that a participant's tax basis for shares purchased in market transactions will be equal to the weighted average purchase price of all shares purchased for the relevant Investment Date (see Question 12 above for more detailed information). In addition, a participant will also realize a taxable dividend to the extent of an allocated portion of brokerage commissions paid by Evans Bancorp with respect to shares credited to the participant's account.

         Under current tax law, the amount of any dividend realized by a taxable corporate participant will be eligible for the 70% dividend received deduction available to corporations subject to certain holding period requirements (normally 46 days).

         A participant will not realize taxable income on the receipt of a certificate for whole shares of common stock credited to his or her Plan account, either upon withdrawal of those shares from such account or upon termination of the Plan. Taxable gain or loss may be realized, however, when shares are sold or otherwise disposed of or when a cash payment is received from Evans Bancorp for a fractional share withdrawn from a participant's account. Generally, any such gain or loss will be measured by the difference between the amount realized on the disposition and the tax basis of the disposed shares.

         The Agent will report to participants and to the Internal Revenue Service information sufficient to apprise them of the amount that would constitute dividend income.

         The above positions of the Internal Revenue Service have not been tested in the courts and thus the rules stated above have not been established by judicial decision. The rules stated above are also subject to change. All Plan participants should consult their own tax advisors to determine the particular tax consequences of their participation in the Plan. Please keep your statements for your tax and cost basis information.

16. HOW ARE INCOME TAX WITHHOLDING PROVISIONS APPLIED TO STOCKHOLDERS WHO PARTICIPATE IN THE PLAN?

         If you fail to provide your taxpayer identification number (or certification of exemption for withholding for nonresident aliens) to the Agent in the manner required by law, dividends on the common stock or proceeds from the sale of shares held for your account are subject to Federal income tax withholding at the rate of 30.5% or the current tax withholding rate. In addition, you may be required to certify that you are not subject to withholding on interest and dividend payments as a result of failure to report all interest and dividend income on prior tax returns, and, absent such certification, you may be subject to withholding of 30.5% of your dividends or the current federal withholding rate in effect. Also, the Internal Revenue Service may notify us to begin withholding if you have furnished an incorrect taxpayer identification number or you have failed to report all interest or dividend income on prior tax returns. In such cases, the appropriate amount of tax will be withheld and the balance in shares will be credited to your account. Certain stockholders (including corporations and, in many cases, foreign stockholders) are, however, exempt from the above withholding requirements.

         If you are a nonresident alien stockholder whose dividends are subject to United States income tax withholding at the 30.5% rate (or lower treaty rate), the appropriate amount will be withheld and the balance will be credited to your account in shares.

         These rules are subject to change. All Plan participants should consult their own tax advisors to determine the current effect of these rules on their participation in the Plan.

17.      WHAT KIND OF REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

         As soon as practical after each purchase of common stock under the Plan for your account, a statement of account will be mailed to you by the Agent. These statements are your record of current activity plus the cost of your purchases and should be retained for tax purposes. In addition, you will receive copies of other communications sent to holders of our common stock, including our Annual Report, Notice of Annual Meeting and Proxy Statement, and the information you will need for reporting your dividend income for Federal income tax purposes.

18. WILL PARTICIPANTS BE CREDITED WITH DIVIDENDS ON SHARES HELD IN THEIR ACCOUNTS UNDER THE PLAN?

         Yes. Dividends on all shares of common stock, including fractional shares, credited to your account under the Plan will be reinvested automatically in additional shares of common stock.

19.      WILL CERTIFICATES BE ISSUED FOR SHARES PURCHASED?

         No. Shares purchased through the Plan will be credited to your account under your name, but they will not be registered in your name. Certificates will not be issued to you for shares credited to your account unless you request the Agent in writing to do so or unless your account is terminated. Shares of common stock purchased under the Plan and held by the Agent will be registered in the name of the Agent's nominee and credited to your account. The number of shares credited to your account under the Plan will be shown on the periodic statement of your account. This service eliminates the need for safekeeping by you to protect against loss, theft or destruction of stock certificates.

         At any time, you may request in writing that the Agent send you a certificate for all or part of the whole shares credited to your account. Any remaining whole shares and fractional shares will continue to be credited to your account. Certificates for fractional shares will not be issued under any circumstances.

20. MAY I DEPOSIT WITH THE AGENT STOCK CERTIFICATES FOR THOSE SHARES FOR WHICH CASH DIVIDENDS ARE BEING REINVESTED UNDER THE PLAN?

         You may deposit with the Agent for safekeeping any certificates for shares of common stock for which dividends are being reinvested under this Plan. There is no charge for this custodial service and, by making the deposit, you will be relieved of the responsibility for loss, theft or destruction of the certificate. Because you bear the risk of loss in sending certificates to the Agent, it is recommended that you send certificates to the Agent by registered mail, return receipt requested and properly insured. Certificates should not be endorsed. Whenever certificates are issued to you either upon request or upon termination of participation, new, differently numbered certificates will be issued. Dividends will be reinvested on all shares represented by the certificates deposited with the Agent.

21.      IN WHOSE NAME WILL CERTIFICATES BE REGISTERED WHEN ISSUED TO
         PARTICIPANTS?

         Accounts under the Plan are maintained in the name in which your shares are registered at the time you enter the Plan. Consequently, certificates for whole shares purchased under the Plan will be similarly registered when issued to you upon your request. Should you want these shares registered and issued in a different name, you must so indicate in a written request. This would constitute re-registration, and you would be responsible for any transfer taxes that may be due and for compliance with any applicable transfer requirements.

22.      MAY SHARES IN A PLAN ACCOUNT BE PLEDGED?

         Generally, shares credited to your account under the Plan may not be pledged or assigned. If you want to pledge or assign such shares, you should contact the Agent.

23. WHAT HAPPENS WHEN A PARTICIPANT SELLS OR TRANSFERS SHARES REGISTERED IN THE PARTICIPANT'S NAME?

         If you dispose of shares of common stock registered in your name (those for which you hold certificates), the dividends on the shares credited to your account under the Plan will continue to be reinvested until you notify the Agent that you wish to terminate your participation in the Plan.

         If you are reinvesting the cash dividends on all of the shares registered in your name (i.e., if you have elected the Full Dividend Reinvestment option described in Question 2 above) and you dispose of a portion of such shares, we will continue to reinvest the dividends on the remainder of the shares registered in your name.

         If you are reinvesting the cash dividends on less than all shares registered in your name (i.e., if you have elected the Partial Dividend Reinvestment option described in Question 2 above) and you dispose of a portion of such shares, we will continue to reinvest the dividends on the remainder of the shares registered in your name, up to the total number of shares last indicated on the Enrollment Authorization Form.

         For example, if you authorize Evans Bancorp to reinvest the cash dividends on 50 shares of a total of 100 shares registered in your name, and then you dispose of 25 shares, we would continue to reinvest the cash dividends on 50 of the remaining 75 shares. If, instead, you dispose of 75 shares, we would continue to reinvest the cash dividends on all of the remaining 25 shares; if you later acquire an additional 100 shares registered in your name, dividends would again be reinvested on a total of 50 shares registered in your name.

24. MAY A PARTICIPANT DIRECT THE AGENT TO SELL HIS SHARES DEPOSITED WITH THE AGENT UNDER THE PLAN?

         Yes. You may authorize the Agent to sell all or part of your shares deposited with the Agent on your behalf by completing and submitting the Other Transactions Form portion of your Plan account statement. The Agent will cause your shares to be sold on the open market on the first Friday following its receipt of such instructions (or the next business day the markets are open, if the markets are closed on such date, or if such date is a bank holiday), provided that the request is received at least three business days prior to the sale date. The Agent will send you a check for the proceeds, less any applicable brokerage commissions. You will not receive interest on sales proceeds held pending disbursement.

         Please bear in mind that the Plan is not a market timing investment vehicle. The price of the common stock may rise or fall during the period between a request for sale, its receipt by the Agent and the ultimate sale in the open market. Instructions sent to the Agent to sell shares are binding and may not be rescinded. Should you elect to sell all or a portion of your shares, you will receive a Form 1099-B for the gross proceeds of your sale shortly after the close of the calendar year. Please contact the Agent for further information.

25.      HOW DOES A PARTICIPANT TERMINATE PARTICIPATION IN THE PLAN?

         To terminate your participation in the Plan, you must direct the Agent in writing to discontinue the reinvestment of dividends on both common stock held of record by you and common stock held in your Plan account. You must also withdraw the shares of common stock credited to your Plan account. See Question 27 below for more detailed information.

26.      WHEN MAY A PARTICIPANT TERMINATE PARTICIPATION IN THE PLAN?

         You may terminate your participation in the Plan at any time. If the notice to discontinue reinvestment is received by the Agent at least 5 business days before the record date for the next dividend payment, the next dividend will be paid to you in cash. If the notice to discontinue reinvestment is received by the Agent less than 5 business days before the record date for the next dividend payment, the next dividend will be reinvested for your account. Thereafter, all dividends on common stock held of record by you will be paid to you in cash unless you re-enroll in the Plan, which you may do at any time.

27.      HOW DOES A PARTICIPANT WITHDRAW SHARES PURCHASED UNDER THE PLAN?

         You may withdraw all or a portion of the shares of common stock credited to your Plan account by notifying the Agent in writing to that effect and specifying in the notice the number of shares to be withdrawn. Certificates for whole shares of common stock so withdrawn will be issued. In no case will certificates for fractional shares be issued.

         If your request to withdraw shares is received between five business days prior to a record date and a dividend payment date, your account will not be closed until after you receive the shares resulting from the pending dividend reinvestment.

28.      WILL DIVIDENDS ON SHARES WITHDRAWN FROM THE PLAN CONTINUE TO BE
         REINVESTED?

         If you have authorized Full Dividend Reinvestment, cash dividends with respect to shares withdrawn from your account will continue to be reinvested. If, however, you have authorized only Partial Dividend Reinvestment, the Agent will continue to reinvest dividends on only the number of shares specified by you on the Enrollment Authorization Form unless a new Enrollment Authorization Form specifying a different number of shares is delivered to the Agent at least 5 business days prior to the record date for the next dividend payment.

29. WHAT HAPPENS TO ANY FRACTION OF A SHARE WHEN A PARTICIPANT TERMINATES PARTICIPATION AND WITHDRAWS ALL SHARES FROM HIS PLAN ACCOUNT?

         Any fractional share will be converted to its cash equivalent value and a check therefor, together with the certificates for whole shares, will be mailed directly to you. The cash payment will be based on the price at which the shares were sold, less the applicable brokerage commission.

30.      WHAT HAPPENS IF EVANS BANCORP DECLARES A STOCK DIVIDEND OR A STOCK
         SPLIT?

         Any shares of common stock distributed by Evans Bancorp pursuant to a stock dividend or a stock split with respect to shares credited to your account under the Plan will be added to your account.

         Shares of common stock distributed pursuant to a stock dividend or a stock split with respect to shares registered in your name will be mailed directly to you in the same manner as to stockholders who are not participating in the Plan.

31. HOW WILL PARTICIPANTS' SHARES HELD BY THE AGENT BE VOTED AT STOCKHOLDERS' MEETINGS?

         Shares held by the Agent for you will be voted as you direct. A proxy card will be sent to you in connection with any annual or special meeting of stockholders, as in the case of stockholders not participating in the Plan. This proxy will apply to all shares registered in your own name and all shares credited to your account under the Plan and, if properly signed, will be voted in accordance with the instructions that you give on the proxy card.

         As in the case of non-participating stockholders, if no instructions are indicated on a properly signed and returned proxy card, all of the shares credited to your account under the Plan will be voted in accordance with the recommendations of Evans Bancorp management. If the proxy card is not returned or is returned unsigned, your shares will not be voted unless you or a duly appointed representative vote in person at the meeting.

32.      WHAT ARE THE RESPONSIBILITIES OF EVANS BANCORP AND THE AGENT UNDER THE
         PLAN?

         Evans Bancorp and the Agent, in administering the Plan, will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death, the prices at which shares are purchased or sold for the participant's account, the time when purchases or sales are made or fluctuations in the market value of the common stock.

         PARTICIPANTS SHOULD RECOGNIZE THAT NEITHER EVANS BANCORP NOR THE AGENT CAN ASSURE THEM OF A PROFIT OR PROTECT THEM AGAINST A LOSS ON THE SHARES PURCHASED BY THEM UNDER THE PLAN.

33.      MAY THE PLAN BE CHANGED OR DISCONTINUED?

         While we hope to continue the Plan indefinitely, we reserve the right to suspend, terminate or modify the Plan at any time, including the period between a record date and a dividend payment date. Evans Bancorp and the Agent also reserve the right to terminate any participant's participation in the Plan at any time. You will be notified of any suspension, termination or modification. Upon a termination of the Plan, a certificate for whole shares credited to your account under the Plan will be issued, and a cash payment (based on the prevailing market price, less applicable brokerage commission) will be made for any fraction of a share credited to your account.

         In the event that Evans Bancorp, or any successor, hereafter terminates the Plan and establishes another dividend reinvestment plan, each participant in the Plan will be enrolled automatically in such other dividend reinvestment plan and shares credited to the participant's account under the Plan will be credited automatically to such other dividend reinvestment plan, unless notice is received to the contrary.

34.      IF THE PLAN IS SUSPENDED DOES PARTICIPATION IN THE PLAN CONTINUE?

         Unless notified otherwise, during a suspension of the Plan, a participant will continue to be regarded as a participant in the Plan, and shares of common stock in a participant's Plan account will continue to be held at or through the Agent.

35.      CAN PARTICIPATION BE TERMINATED IF THE PLAN IS SUSPENDED?

         Participation in the Plan may be terminated by you at any time in the manner described in Question 26 above.

36. IF THE PLAN IS RESUMED AFTER SUSPENSION, WILL A PARTICIPANT AUTOMATICALLY PARTICIPATE IN THE PLAN?

         Unless a participant terminates participation in the Plan or a changed Enrollment Authorization Form is received by the Agent, the instructions previously given on the participant's Enrollment Authorization Form will be followed subject to the terms of the Plan in effect after the suspension ends.

                    IF YOU HAVE QUESTIONS CONCERNING THE PLAN

Please address all correspondence concerning the Plan to the Agent as follows:

         BY REGULAR MAIL, REGISTERED MAIL OR COURIER:

                  Computershare Investor Services, LLC
                  P.O. Box A3504
                  Chicago, Illinois 60690-3504

         BY HAND OR COURIER:

                  Computershare Investor Services, LLC
                  2 North LaSalle Street
                  Chicago, Illinois 60602

Please mention Evans Bancorp, Inc. in all your correspondence with the Agent and, if you are a participant in the Plan, give the number of your account. If you prefer, you may call Computershare Investor Services, LLC for general questions on shareholder services and for dividend reinvestment plan information at 1-888-294-8217.

                                 USE OF PROCEEDS

We have no basis for estimating precisely either the number of shares of common stock that may be sold under the Plan or the prices at which such shares may be sold. We intend to use the proceeds of original issue and treasury shares sold pursuant to the Plan for general corporate purposes, including investments in and extensions of credit to our subsidiaries. The precise amounts and timing of such uses will depend upon, among other factors, the funding requirements of Evans Bancorp and its subsidiaries, the availability of proceeds of shares sold pursuant to the Plan, and the availability of other funds to Evans Bancorp and its subsidiaries. Pending such applications, the proceeds will be temporarily invested or applied to the reduction of short-term indebtedness. To the extent that shares are purchased in market transactions instead of original issue or treasury shares from Evans Bancorp, we will not receive any proceeds from such purchases.

                                  LEGAL MATTERS

The validity of the shares of common stock offered hereby has been passed upon for Evans Bancorp by Harris Beach PLLC. Phillip Brothman, a partner of Harris Beach PLLC, serves as Chairman of Evans Bancorp's Board of Directors and owns shares of Evans Bancorp common stock and options to purchase shares of Evans Bancorp common stock.

                                     EXPERTS

The consolidated financial statements of Evans Bancorp and its subsidiaries as of and for each of the years in the two year period ended December 31, 2004 incorporated in this Prospectus by reference from Evans Bancorp's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their report, and have been so incorporated in reliance upon the report of such firm given upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Evans Bancorp and its subsidiaries for the fiscal year ended December 31, 2002 incorporated in this Prospectus by reference from Evans Bancorp's Annual Report on Form 10-K for the year ended December 31, 2004 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

The New York Business Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification (including reimbursement of expenses incurred) under certain circumstances for liabilities incurred in their capacity as officers and directors, including liabilities arising under the Securities Act of 1933, as amended. Evans Bancorp's Bylaws provide for indemnification of our directors and officers to the fullest extent authorized by the New York Business Corporation Law. In addition, we maintain directors' and officers' liability insurance under which our directors and officers are insured against loss (as defined in the policy) as a result of certain claims brought against them in such capacities.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Evans Bancorp pursuant to the foregoing provisions, Evans Bancorp has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 to register the Evans Bancorp common stock to be issued under the Plan. As allowed by SEC rules, this Prospectus does not contain all of the information you can find in the registration statement or the exhibits thereto. The registration statement, including its exhibits and schedules, contains additional relevant information about Evans Bancorp and its common stock. This prospectus is a part of that registration statement.

In addition, we file reports, proxy statements and other information with the Commission. You may read and copy any report, statement or other information that we file with the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for information on the operation of the Public Reference Room. You may also obtain copies of those materials by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

Our filings with the Commission are also available to the public from commercial document retrieval services and at the website maintained by the Commission at http://www.sec.gov. In addition, we maintain a website at http://www.evansbancorp.com where you can obtain copies the documents we file electronically with the Commission. Information on our website does not constitute part of this Prospectus.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to "incorporate by reference" the information we file with it, which means that we may disclose important information to you by referring you to those documents in this Prospectus. The information incorporated by reference is considered to be part of this Prospectus except for information superseded by information contained directly in this prospectus or in later filed documents incorporated by reference in this Prospectus. We incorporate by reference the documents listed below, and all documents subsequently filed by us with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering.

     The following documents, which have been filed by us with the Commission (Commission File No. 000-18539):

     -   Our Annual Report on Form 10-K for the fiscal year ended December 31,
         2004.
     - Our Current Reports on Form 8-K filed on January 4, 2005 and February 16, 2005.

     - The description of our common stock contained in our registration statement on Form 10 (No. 000-18539) filed with the Commission on April 30, 1999, together with any amendments or reports filed for the purpose of updating such description.

Unless expressly incorporated into this Prospectus, a report furnished on Form 8-K shall not be incorporated by reference herein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

You should rely only on the information incorporated by reference or provided in this Prospectus or any Prospectus supplement. We have not authorized anyone to provide you with any different or additional information. No offer regarding these securities is made in any state where such an offer is not permitted. You should not assume that the information in this Prospectus, in any Prospectus supplement or in any documents incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

The information that we have incorporated by reference into this Prospectus is available to you without charge upon your written or oral request. Exhibits to the documents will not be sent, however, unless those exhibits have specifically been incorporated by reference in this Prospectus. You can obtain documents incorporated by reference in this Prospectus at the following address and telephone number:

         James E. Biddle, Jr.,
              Corporate Secretary
         Evans Bancorp, Inc.
         14-16 North Main Street
         Angola, New York 14006
         (716) 926-2000

                                TABLE OF CONTENTS

          Information About Evans Bancorp, Inc.                         1
          Risk Factors                                                  1
          The Plan                                                      3
          If You Have Questions Concerning the Plan                    12
          Use of Proceeds                                              13
          Legal Matters                                                13
          Experts                                                      13
          Indemnification of Directors and Officers                    13
          Where You Can Find More Information                          14
          Incorporation of Certain Documents by Reference              14


NO PERSON IS AUTHORIZED BY EVANS BANCORP, INC. TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE THROUGH ITS USE SHALL IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF EVANS BANCORP, INC. SINCE THE DATE HEREOF.



                               EVANS BANCORP, INC.



                           DIVIDEND REINVESTMENT PLAN



                                   PROSPECTUS



                              DATED MARCH 30, 2005

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of common stock being registered hereby. All amounts are estimates except the Securities and Exchange Commission registration fee.


Securities and Exchange Commission Registration Fee                                                          $ 288.37
Printing and Mailing Expenses                                                                               $2,000.00
Legal Fees and Expenses                                                                                     $3,000.00
Accounting Fees and Expenses                                                                                $5,500.00
Miscellaneous                                                                                               $1,000.00
-------------                                                                                               ---------
Total                                                                                                      $11,788.37

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The New York Business Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification (including reimbursement of expenses incurred) under certain circumstances for liabilities incurred in their capacity as officers and directors, including liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's Bylaws provide for indemnification of its directors and officers to the fullest extent authorized by the New York Business Corporation Law. In addition, the Registrant maintains directors' and officers' liability insurance under which its directors and officers are insured against loss (as defined in the policy) as a result of certain claims brought against them in such capacities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 16. EXHIBITS.

The following exhibits are filed with this Registration Statement:

         Exhibit No.       Description

         3.1               Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3a of the Company's Registration Statement on Form S-4 (Registration No. 33-25321), filed on November 7, 1988)

         3.1.1 Certificate of Amendment to the Company's Certificate of Incorporation (incorporated by reference to Exhibit 3.3 of the Company's Form 10-Q for the fiscal quarter ended March 31, 1997, filed on May 14, 1997)

         3.2               Bylaws of the Company as amended (incorporated by reference to Exhibit 3b of the
                           Company's Registration Statement on Form S-4 (Registration No. 33-25321), filed on
                           November 7, 1988)


         3.2.1 Amendment to the Bylaws of the Company (incorporated by reference to Exhibit 3.3 of the Company's Form
                           10-Q for the fiscal quarter ended June 30, 1996, filed on August 5, 1996)

         3.2.2 Amendment to the Bylaws of the Company (incorporated by reference to Exhibit 3.5 of the Company's Form
                           10-K for the fiscal year ended December 31, 1997, filed on March 30, 1998)

         5                 Opinion of Harris Beach PLLC (filed herewith)

         23.1              Consent of Independent Registered Public Accounting Firm - KPMG LLP

         23.2              Consent of Independent Registered Public Accounting Firm - Deloitte & Touche LLP

         23.2              Consent of Harris Beach PLLC (included in Exhibit 5)

         24                Power of Attorney (included at Pages II-4 and II-5)

ITEM 17. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Angola, State of New York, on the 30th day of March, 2005.

                         EVANS BANCORP, INC.

                         By:      /s/ James Tilley
                                  -----------------------------------
                                  James Tilley, President and Chief
                                  Executive Officer


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints, jointly and severally, James Tilley and Mark DeBacker, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                                     Title                                       Date

By:   /s/  James Tilley                       President and Chief Executive Officer       March 29, 2005
      ------------------------------
      James Tilley                            (Principal Executive Officer) and Director

By:   /s/  Mark DeBacker                      Treasurer (Principal Financial and          March 29, 2005
      ------------------------------
      Mark DeBacker                           Principal Accounting Officer)

By:   /s/  Phillip Brothman                   Chairman of the Board and Director          March 29, 2005
      ------------------------------
      Phillip Brothman

By:   /s/  Thomas H. Waring, Jr.              Vice Chairman of the Board and Director     March 29, 2005
      ------------------------------
      Thomas H. Waring, Jr.


By:   /s/  James E. Biddle, Jr.               Secretary and Director                      March 29, 2005
      ------------------------------
      James E. Biddle, Jr.

By:   /s/  Robert W. Allen                    Director                                    March 29, 2005
      ------------------------------
      Robert W. Allen

By:   /s/  William F. Barrett                 Director                                    March 29, 2005
      ------------------------------
      William F. Barrett

By:   /s/  LaVerne G. Hall                    Director                                    March 29, 2005
      ---------------------
      LaVerne G. Hall

By:                                           Director                                    March 29, 2005
      ------------------------------
      Mary Catherine Militello

By:                                           Director                                    March 29, 2005
      ------------------------------
      Robert G. Miller, Jr.

By:   /s/ John R. O'Brien                     Director                                    March 29, 2005
      ------------------------------
      John R. O'Brien

By:   /s/  David M. Taylor                    Director                                    March 29, 2005
      ---------------------
      David M. Taylor

By:   /s/  Nancy W. Ware                      Director                                    March 29, 2005
      ---------------------
      Nancy W. Ware


                                  EXHIBIT INDEX

         Exhibit No.       Description
         -----------       -----------
         3.1               Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3a of the Company's Registration Statement on Form S-4 (Registration No. 33-25321), filed on November 7, 1988)

         3.1.1 Certificate of Amendment to the Company's Certificate of Incorporation (incorporated by reference to Exhibit 3.3 of the Company's Form 10-Q for the fiscal quarter ended March 31, 1997, filed on May 14, 1997)

         3.2               Bylaws of the Company as amended (incorporated by reference to Exhibit 3b of the
                           Company's Registration Statement on Form S-4 (Registration No. 33-25321), filed on
                           November 7, 1988)

         3.2.1 Amendment to the Bylaws of the Company (incorporated by reference to Exhibit 3.3 of the Company's Form
                           10-Q for the fiscal quarter ended June 30, 1996, filed on August 5, 1996)

         3.2.2 Amendment to the Bylaws of the Company (incorporated by reference to Exhibit 3.5 of the Company's Form
                           10-K for the fiscal year ended December 31, 1997, filed on March 30, 1998)

         5                 Opinion of Harris Beach PLLC (filed herewith)

         23.1              Consent of Independent Registered Public Accounting Firm - KPMG LLP

         23.2              Consent of Independent Registered Public Accounting Firm - Deloitte & Touche LLP

         23.2              Consent of Harris Beach PLLC (included in Exhibit 5)

         24                Power of Attorney (included at Pages II-4 and II-5)